Exhibit 21.1


               COMPETITIVE TECHNOLOGIES, INC.


                       _______________

               Subsidiaries of the Registrant
               (omitting subsidiaries which do
                 not constitute significant
                        subsidiaries)

                       ______________





Digital Acorns, Inc. (Delaware)
University Optical Products Co. (Delaware)





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